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Exhibit 23.1

                        Consent of Independent Auditors

The Board of Directors
Safeguard Scientifics, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 33-41853, No. 33-48579, No. 33-48462, No. 2-72362, No. 33-72559 and No.
33-72560) on Form S-8 of Safeguard Scientifics, Inc. of our report dated February 8, 1999, relating to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 1998 and 1997, the related consolidated statements of operations, cash flows, shareholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 1998 and related schedules, which reports are included or incorporated by reference in the December 31, 1998 annual report on Form 10-K/A of Safeguard Scientifics, Inc. Our report makes reference to other auditors who audited the 1998 and 1997 financial statements of an investee and our opinion, insofar as it relates to the investee, is based solely on the report of the other auditors.


/s/ KPMG LLP

Philadelphia, Pennsylvania
March 16, 2000